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                                                                    EXHIBIT 21.1


                         FSC SEMICONDUCTOR CORPORATION
                           Worldwide Subsidiary List


                                                                                     State/Country of
                                                                                       Incorporation
                                                                                     ----------------
Fairchild Semiconductor Corporation                                                       Delaware
Fairchild Semiconductor Corporation of California                                         Delaware
Fairchild Semiconductor Limited                                                           England
Fairchild Semiconductor OmbE                                                              Germany
Fairchild Semiconductor Srl                                                               Italy
Fairchild Semiconductor Japan K.K.                                                        Japan
Fairchild Semiconductor Hong Kong Limited                                                 Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited                                      Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd.                                            Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.                                              Malaysia
Fairchild Semiconductors de Mexico S. de R.L. de C.V.                                      Mexico
Fairchild Korea Semiconductor Ltd.                                                        South Korea
